Free Writing Prospectus (To the Prospectus dated September 21, 2005 and Prospectus Supplement dated November 1, 2006)	Filed Pursuant to Rule 433 Registration No. 333-126811 January 5, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: January 31, 2007

•	Initial valuation date: January 26, 2007

•	Final valuation date: July 26, 2007

•	Maturity date: July 31, 2007

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

•	Business day convention: Modified following.

•	Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Arch Coal, Inc.	FWP-7	ACI	TBD	17.25%	80.00%	TBD	TBD	TBD	TBD	E-270	06738C VV 8/ US06738CVV89
Aetna Inc.	FWP-8	AET	TBD	9.50%	85.00%	TBD	TBD	TBD	TBD	E-271	06738C VW 6/ US06738CVW62
ADVANCED MICRO DEVICES, INC.	FWP-9	AMD	TBD	17.75%	75.00%	TBD	TBD	TBD	TBD	E-272	06738C VX 4/ US06738CVX46
Peabody Energy Corporation	FWP-10	BTU	TBD	15.00%	80.00%	TBD	TBD	TBD	TBD	E-273	06738C VY 2/ US06738CVY29
ConocoPhillips	FWP-11	COP	TBD	10.25%	85.00%	TBD	TBD	TBD	TBD	E-274	06738C VZ 9/ US06738CVZ93
Eastman Kodak Company	FWP-12	EK	TBD	9.75%	80.00%	TBD	TBD	TBD	TBD	E-275	06738C WA 3/ US06738CWA34
Imclone Systems Incorporated	FWP-13	IMCL	TBD	19.00%	80.00%	TBD	TBD	TBD	TBD	E-276	06738C WB 1/ US06738CWB17
JetBlue Airways Corporation	FWP-15	JBLU	TBD	15.00%	70.00%	TBD	TBD	TBD	TBD	E-277	06738C WC 9/ US06738CWC99
Noble Corporation	FWP-16	NE	TBD	9.50%	75.00%	TBD	TBD	TBD	TBD	E-278	06738C WD 7/ US06738CWD72
The Sherwin-Williams Company	FWP-17	SHW	TBD	9.25%	85.00%	TBD	TBD	TBD	TBD	E-279	06738C WE 5/ US06738CWE55
Schlumberger N.V.	FWP-18	SLB	TBD	11.50%	80.00%	TBD	TBD	TBD	TBD	E-280	06738C WF 2/ US06738CWF21
SanDisk Corporation	FWP-19	SNDK	TBD	18.50%	75.00%	TBD	TBD	TBD	TBD	E-281	06738C WG 0/ US06738CWG04
USG Corporation	FWP-20	USG	TBD	10.75%	80.00%	TBD	TBD	TBD	TBD	E-282	06738C WH 8/ US06738CWH86
Valero Energy Corporation	FWP-21	VLO	TBD	11.50%	80.00%	TBD	TBD	TBD	TBD	E-283	06738C WJ 4/ US06738CWJ43
Whole Foods Market, Inc.	FWP-22	WFMI	TBD	12.25%	80.00%	TBD	TBD	TBD	TBD	E-284	06738C WK 1/ US06738CWK16
Exxon Mobil Corporation	FWP-23	XOM	TBD	9.00%	90.00%	TBD	TBD	TBD	TBD	E-285	06738C WL 9/ US06738CWL98
Companhia Vale do Rio Doce (ADS)	FWP-24	RIO	TBD	12.75%	85.00%	TBD	TBD	TBD	TBD	E-286	06738C WM 7/ US06738CWM71
Banco Bradesco S.A. (ADS)	FWP-25	BBD	TBD	12.00%	85.00%	TBD	TBD	TBD	TBD	E-287	06738C WN 5/ US06738CWN54

*	Annualized Rate

See “Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated September 21, 2005 and the prospectus supplement dated November 1, 2006, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

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GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•	For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•	For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

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SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the Stock or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax

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Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

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Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. From mines located in both the eastern and western United States, the Company mines, processes and markets bituminous and sub-bituminous coal with a low sulfur content. The Company sells substantially all of its coal to producers of electric power, steel producers and industrial facilities. At December 31, 2005, the Company operated 21 active mines and controlled approximately 3.1 billion tons of proven and probable coal reserves.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$15.60	$6.50	$14.99
June 29, 2001	$19.13	$10.60	$12.94
September 28, 2001	$13.75	$7.03	$7.80
December 31, 2001	$11.91	$7.67	$11.35
March 29, 2002	$12.04	$8.90	$10.69
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
January 4, 2007*	$37.02	$25.85	$27.66

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $27.66

Protection level: 80.00%

Protection price: $22.13

Physical delivery amount: 36($1,000/Initial price)

Fractional shares: 0.153290

Coupon: 17.25% per annum

Maturity: July 31, 2007

Dividend yield: 0.80% per annum

Coupon amount monthly: $14.38

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.625%	100.40%
+90%	8.625%	90.40%
+80%	8.625%	80.40%
+70%	8.625%	70.40%
+60%	8.625%	60.40%
+50%	8.625%	50.40%
+40%	8.625%	40.40%
+30%	8.625%	30.40%
+20%	8.625%	20.40%
+10%	8.625%	10.40%
+5%	8.625%	5.40%

0%	8.625%	0.40%

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	Protection Price Ever Breached?
	NO	YES
-5%	8.625%	3.625%	-4.60%
-10%	8.625%	-1.375%	-9.60%
-20%	8.625%	-11.375%	-19.60%
-30%	N/A	-21.375%	-29.60%
-40%	N/A	-31.375%	-39.60%
-50%	N/A	-41.375%	-49.60%
-60%	N/A	-51.375%	-59.60%
-70%	N/A	-61.375%	-69.60%
-80%	N/A	-71.375%	-79.60%
-90%	N/A	-81.375%	-89.60%
-100%	N/A	-91.375%	-99.60%

Aetna Inc.

According to publicly available information, Aetna Inc. (the “Company”), a Pennsylvania corporation, is a diversified health care benefits companies. The Company was incorporated in Pennsylvania in 1982 under the name of United States Health Care Systems, Inc.

At December 31, 2005, the Company’s operations included three business segments: Health Care, Group Insurance and Large Case Pensions. The principal products included in these segments are as follows: Health Care consists of medical, pharmacy benefits management, dental and vision plans offered on both a Risk basis (where the Company assumes all or a majority of the risk for medical and dental care costs) and an employer-funded basis (where the plan sponsor assumes all or a majority of the risk for medical and dental costs); Group Insurance products include life, disability and long-term care insurance; and Large Case Pensions manages a variety of retirement products (including pension and annuity products) primarily for tax qualified pension plans.

The linked share’s SEC file number is 1-16095.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$10.67	$8.30	$8.98
June 29, 2001	$9.37	$5.75	$6.47
September 28, 2001	$7.58	$6.01	$7.22
December 31, 2001	$8.45	$6.78	$8.25
March 29, 2002	$9.80	$7.48	$9.71
June 28, 2002	$12.98	$9.50	$11.99
September 30, 2002	$12.13	$8.86	$8.95
December 31, 2002	$11.02	$7.87	$10.28
March 31, 2003	$12.50	$9.98	$12.33
June 30, 2003	$16.41	$11.76	$15.05
September 30, 2003	$17.50	$13.17	$15.26
December 31, 2003	$17.08	$13.70	$16.90
March 31, 2004	$22.60	$16.41	$22.43
June 30, 2004	$23.77	$19.20	$21.25
September 30, 2004	$24.99	$19.51	$24.98
December 31, 2004	$31.89	$20.68	$31.19
March 31, 2005	$38.67	$29.96	$37.48
June 30, 2005	$43.24	$33.70	$41.41
September 30, 2005	$43.31	$37.14	$43.07
December 30, 2005	$49.68	$40.00	$47.16
March 31, 2006	$52.48	$44.33	$49.14
June 30, 2006	$50.02	$35.00	$39.93
September 29, 2006	$41.59	$30.94	$39.55
January 4, 2007*	$43.90	$38.22	$42.12

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AET

Initial price: $42.12

Protection level: 85.00%

Protection price: $35.80

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.741690

Coupon: 9.50% per annum

Maturity: July 31, 2007

Dividend yield: 0.10% per annum

Coupon amount monthly: $7.92

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Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (%Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.75%		100.05%
+90%	4.75%		90.05%
+80%	4.75%		80.05%
+70%	4.75%		70.05%
+60%	4.75%		60.05%
+50%	4.75%		50.05%
+40%	4.75%		40.05%
+30%	4.75%		30.05%
+20%	4.75%		20.05%
+10%	4.75%		10.05%
+5%	4.75%		5.05%

0%	4.75%		0.05%

	Protection Price Ever Breached?
	NO	YES
-5%	4.75%	-0.25%	-4.95%
-10%	4.75%	-5.25%	-9.95%
-20%	N/A	-15.25%	-19.95%
-30%	N/A	-25.25%	-29.95%
-40%	N/A	-35.25%	-39.95%
-50%	N/A	-45.25%	-49.95%
-60%	N/A	-55.25%	-59.95%
-70%	N/A	-65.25%	-69.95%
-80%	N/A	-75.25%	-79.95%
-90%	N/A	-85.25%	-89.95%
-100%	N/A	-95.25%	-99.95%

ADVANCED MICRO DEVICES, INC.

According to publicly available information, ADVANCED MICRO DEVICES, INC. (the “Company”) engages in the design, manufacture and marketing of microprocessor solutions for the computing, communications and consumer electronics markets worldwide. Its solutions include embedded microprocessors for personal connectivity devices and other consumer markets. The microprocessor products are used in desktop and mobile personal computers, servers and workstations and chipset products. The embedded microprocessors are used in personal connectivity devices and specific consumer markets. The Company sells its products through its direct sales force, third-party distributors and independent sales representatives. Its customers consist primarily of original equipment manufacturers, original design manufacturers and third-party distributors.

The Company was founded in 1969 and is headquartered in Sunnyvale, California.

The linked share’s SEC file number is 001-07882.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$30.15	$14.13	$26.54
June 29, 2001	$34.60	$18.73	$28.88
September 28, 2001	$30.20	$7.80	$8.15
December 31, 2001	$18.55	$7.70	$15.86
March 29, 2002	$20.59	$12.63	$14.71
June 28, 2002	$15.26	$7.96	$9.72
September 30, 2002	$10.88	$5.25	$5.34
December 31, 2002	$9.50	$3.10	$6.46
March 31, 2003	$7.78	$4.78	$6.18
June 30, 2003	$8.59	$6.00	$6.41
September 30, 2003	$12.87	$6.25	$11.11
December 31, 2003	$18.48	$11.01	$14.90
March 31, 2004	$17.50	$13.66	$16.23
June 30, 2004	$17.60	$13.67	$15.90
September 30, 2004	$15.90	$10.76	$13.00
December 31, 2004	$24.95	$13.09	$22.02
March 31, 2005	$22.29	$14.64	$16.12
June 30, 2005	$18.34	$14.08	$17.34
September 30, 2005	$25.75	$17.22	$25.20
December 30, 2005	$31.84	$20.22	$30.60
March 31, 2006	$42.65	$30.89	$33.16
June 30, 2006	$35.75	$23.46	$24.42
September 29, 2006	$27.90	$16.90	$24.85
January 4, 2007*	$25.69	$19.32	$19.79

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

FWP-9

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMD

Initial price: $19.79

Protection level: 75.00%

Protection price: $14.84

Physical delivery amount: 50($1,000/Initial price)

Fractional shares: 0.530571

Coupon: 17.75% per annum

Maturity: July 31, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.79

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.875%		100.00%
+90%	8.875%		90.00%
+80%	8.875%		80.00%
+70%	8.875%		70.00%
+60%	8.875%		60.00%
+50%	8.875%		50.00%
+40%	8.875%		40.00%
+30%	8.875%		30.00%
+20%	8.875%		20.00%
+10%	8.875%		10.00%
+5%	8.875%		5.00%

0%	8.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	8.875%	3.875%	-5.00%
-10%	8.875%	-1.125%	-10.00%
-20%	8.875%	-11.125%	-20.00%
-30%	N/A	-21.125%	-30.00%
-40%	N/A	-31.125%	-40.00%
-50%	N/A	-41.125%	-50.00%
-60%	N/A	-51.125%	-60.00%
-70%	N/A	-61.125%	-70.00%
-80%	N/A	-71.125%	-80.00%
-90%	N/A	-81.125%	-90.00%
-100%	N/A	-91.125%	-100.00%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is a private-sector coal mining company. During the year ended December 31, 2005, the Company sold 239.9 million tons of coal. During this period, it sold coal to over 350 electricity generating and industrial plants in 15 countries. Its coal products fuel approximately 10% of all U.S. electricity generation and 3% of worldwide electricity generation. In addition to its mining operations, the Company markets, brokers and trades coal. Its total tons traded were 36.2 million for the year ending December 31, 2005. Other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, transportation services, and, more recently, BTU conversion.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$9.50	$6.50	$8.19
September 28, 2001	$8.00	$5.55	$6.03
December 31, 2001	$8.00	$5.78	$7.05
March 29, 2002	$7.51	$5.81	$7.24
June 28, 2002	$7.69	$6.54	$7.08
September 30, 2002	$7.07	$4.38	$6.38
December 31, 2002	$7.32	$5.66	$7.31
March 31, 2003	$7.40	$6.13	$6.97
June 30, 2003	$8.78	$6.68	$8.40
September 30, 2003	$8.41	$7.15	$7.84
December 31, 2003	$10.75	$7.84	$10.43
March 31, 2004	$12.65	$9.11	$11.63
June 30, 2004	$14.00	$10.44	$14.00
September 30, 2004	$15.11	$12.69	$14.88
December 31, 2004	$21.70	$13.51	$20.23
March 31, 2005	$25.45	$18.37	$23.18
June 30, 2005	$28.23	$19.68	$26.02
September 30, 2005	$43.01	$26.01	$42.18
December 30, 2005	$43.47	$35.35	$41.21
March 31, 2006	$52.50	$41.24	$50.41
June 30, 2006	$76.29	$46.82	$55.75
September 29, 2006	$59.81	$32.95	$36.78
January 4, 2007*	$48.59	$34.05	$36.50

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below.

FWP-10

Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $36.50

Protection level: 80.00%

Protection price: $29.20

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.397260

Coupon: 15.00% per annum

Maturity: July 31, 2007

Dividend yield: 0.66% per annum

Coupon amount monthly: $12.50

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	7.50%		100.33%
+90%	7.50%		90.33%
+80%	7.50%		80.33%
+70%	7.50%		70.33%
+60%	7.50%		60.33%
+50%	7.50%		50.33%
+40%	7.50%		40.33%
+30%	7.50%		30.33%
+20%	7.50%		20.33%
+10%	7.50%		10.33%
+5%	7.50%		5.33%

0%	7.50%		0.33%

	Protection Price Ever Breached?
	NO	YES
-5%	7.50%	2.50%	-4.67%
-10%	7.50%	-2.50%	-9.67%
-20%	7.50%	-12.50%	-19.67%
-30%	N/A	-22.50%	-29.67%
-40%	N/A	-32.50%	-39.67%
-50%	N/A	-42.50%	-49.67%
-60%	N/A	-52.50%	-59.67%
-70%	N/A	-62.50%	-69.67%
-80%	N/A	-72.50%	-79.67%
-90%	N/A	-82.50%	-89.67%
-100%	N/A	-92.50%	-99.67%

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers and processes natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States, Canada and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which encompasses the development of new businesses beyond the Company’s traditional operations, including new technologies related to natural gas conversion into clean fuels and related products (e.g., gas-to-liquids), technology solutions, power generation, and emerging technologies.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$29.50	$25.85	$27.53
June 29, 2001	$34.00	$26.40	$28.50
September 28, 2001	$29.93	$25.00	$26.97
December 31, 2001	$30.48	$25.33	$30.13
March 29, 2002	$31.90	$27.65	$31.40
June 28, 2002	$32.05	$27.27	$29.44
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43

FWP-11

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
January 4, 2007*	$74.89	$54.90	$66.07

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $66.07

Protection level: 85.00%

Protection price: $56.16

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.135462

Coupon: 10.25% per annum

Maturity: July 31, 2007

Dividend yield: 2.18% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.125%		101.09%
+90%	5.125%		91.09%
+80%	5.125%		81.09%
+70%	5.125%		71.09%
+60%	5.125%		61.09%
+50%	5.125%		51.09%
+40%	5.125%		41.09%
+30%	5.125%		31.09%
+20%	5.125%		21.09%
+10%	5.125%		11.09%
+5%	5.125%		6.09%

0%	5.125%		1.09%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-3.91%
-10%	5.125%	-4.875%	-8.91%
-20%	N/A	-14.875%	-18.91%
-30%	N/A	-24.875%	-28.91%
-40%	N/A	-34.875%	-38.91%
-50%	N/A	-44.875%	-48.91%
-60%	N/A	-54.875%	-58.91%
-70%	N/A	-64.87%	-68.91%
-80%	N/A	-74.875%	-78.91%
-90%	N/A	-84.875%	-88.91%
-100%	N/A	-94.875%	-98.91%

Eastman Kodak Company

According to publicly available information, Eastman Kodak Company (the “Company”) is an imaging innovator, providing leading products and services to the photographic, graphic communications and healthcare markets. Consumers use the Company’s system of digital and traditional image capture products and services to take, print, store and share their pictures anytime, anywhere; businesses effectively communicate with customers worldwide using the Company’s solutions for prepress, conventional and digital printing and document imaging; creative professionals rely on the Company’s technology to uniquely tell their story through moving or still images; and leading healthcare organizations rely on the Company’s innovative products, services and customized workflow solutions to help improve patient care and maximize efficiency and information sharing within and across their enterprises.

The linked share’s SEC file number is 1-87.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

FWP-12

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$47.00	$38.19	$39.89
June 29, 2001	$49.95	$37.76	$46.68
September 28, 2001	$47.38	$30.75	$32.53
December 31, 2001	$36.10	$24.45	$29.43
March 29, 2002	$34.30	$25.58	$31.17
June 28, 2002	$35.48	$28.15	$29.17
September 30, 2002	$32.36	$26.35	$27.24
December 31, 2002	$38.48	$25.59	$35.04
March 31, 2003	$41.02	$26.88	$29.60
June 30, 2003	$32.40	$26.99	$27.35
September 30, 2003	$30.10	$20.40	$20.94
December 31, 2003	$25.83	$20.43	$25.67
March 31, 2004	$31.40	$24.68	$26.17
June 30, 2004	$27.44	$24.55	$26.98
September 30, 2004	$33.30	$24.75	$32.22
December 31, 2004	$34.52	$28.94	$32.25
March 31, 2005	$35.19	$30.90	$32.55
June 30, 2005	$33.10	$24.63	$26.85
September 30, 2005	$29.18	$23.97	$24.33
December 30, 2005	$25.14	$20.80	$23.40
March 31, 2006	$30.85	$23.49	$28.44
June 30, 2006	$28.68	$22.49	$23.78
September 29, 2006	$23.87	$18.93	$22.40
January 4, 2007*	$27.57	$21.93	$25.85

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EK

Initial price: $25.85

Protection level: 80.00%

Protection price: $20.68

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.684720

Coupon: 9.75% per annum

Maturity: July 31, 2007

Dividend yield: 1.93% per annum

Coupon amount monthly: $8.13

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.875%		100.97%
+90%	4.875%		90.97%
+80%	4.875%		80.97%
+70%	4.875%		70.97%
+60%	4.875%		60.97%
+50%	4.875%		50.97%
+40%	4.875%		40.97%
+30%	4.875%		30.97%
+20%	4.875%		20.97%
+10%	4.875%		10.97%
+5%	4.875%		5.97%

0%	4.875%		0.97%

	Protection Price Ever Breached?
	NO	YES
-5%	4.875%	-0.125%	-4.03%
-10%	4.875%	-5.125%	-9.03%
-20%	4.875%	-15.125%	-19.03%
-30%	N/A	-25.125%	-29.03%
-40%	N/A	-35.125%	-39.03%
-50%	N/A	-45.125%	-49.03%
-60%	N/A	-55.125%	-59.03%
-70%	N/A	-65.125%	-69.03%
-80%	N/A	-75.125%	-79.03%
-90%	N/A	-85.125%	-89.03%
-100%	N/A	-95.125%	-99.03%

Imclone Systems Incorporated

According to publicly available information, Imclone Systems Incorporated (the “Company”) is a biopharmaceutical company incorporated under the laws of Delaware in 1984, engaged in developing a portfolio of targeted biologic treatments designed to address the medical needs of patients with cancer. The Company focuses on what it believes are two promising strategies for treating cancer: growth factor blockers and angiogenesis inhibitors. The Company’s commercially available product, ERBITUX® (Cetuximab), is a first-of-its-kind antibody approved by the United States Food and Drug Administration (“FDA”) on February 12, 2004 for use in combination with irinotecan in the treatment of patients with EGFR-expressing, metastatic colorectal cancer who are refractory to irinotecan-based chemotherapy and for use as a single agent in the treatment of patients with EGFR-expressing, metastatic colorectal cancer who

FWP-13

are intolerant to irinotecan-based chemotherapy. In addition to the Company’s work developing and commercializing ERBITUX, it is developing investigational inhibitors of angiogenesis, which could be used to treat various kinds of cancer and other diseases. The Company is no longer working in the area of cancer vaccines.

The linked share’s SEC file number is 000-19612.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$44.25	$23.38	$33.19
June 29, 2001	$56.30	$26.50	$52.80
September 28, 2001	$59.69	$40.80	$56.55
December 31, 2001	$75.45	$43.35	$46.46
March 29, 2002	$46.45	$13.77	$24.63
June 28, 2002	$25.89	$6.55	$8.70
September 30, 2002	$9.87	$5.24	$7.80
December 31, 2002	$15.50	$6.00	$10.62
March 31, 2003	$19.34	$8.72	$16.58
June 30, 2003	$46.50	$14.50	$31.62
September 30, 2003	$48.93	$31.23	$38.72
December 31, 2003	$43.56	$31.64	$39.66
March 31, 2004	$51.50	$33.61	$50.86
June 30, 2004	$86.41	$50.60	$85.79
September 30, 2004	$87.24	$48.05	$52.85
December 31, 2004	$56.59	$39.75	$46.08
March 31, 2005	$47.37	$34.33	$34.50
June 30, 2005	$36.26	$29.52	$30.97
September 30, 2005	$37.11	$29.65	$31.45
December 30, 2005	$36.50	$28.26	$34.24
March 31, 2006	$39.17	$33.26	$34.02
June 30, 2006	$43.08	$32.67	$38.64
September 29, 2006	$39.80	$27.42	$28.32
January 4, 2007*	$33.74	$26.28	$29.21

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IMCL

Initial price: $29.21

Protection level: 80.00%

Protection price: $23.37

Physical delivery amount: 34($1,000/Initial price)

Fractional shares: 0.234851

Coupon: 19.00% per annum

Maturity: July 31, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.83

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.50%		100.00%
+ 90%	9.50%		90.00%
+ 80%	9.50%		80.00%
+ 70%	9.50%		70.00%
+ 60%	9.50%		60.00%
+ 50%	9.50%		50.00%
+ 40%	9.50%		40.00%
+ 30%	9.50%		30.00%
+ 20%	9.50%		20.00%
+ 10%	9.50%		10.00%
+ 5%	9.50%		5.00%

0%	9.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	9.50%	4.50%	-5.00%
-10%	9.50%	-0.50%	-10.00%
-20%	9.50%	-10.50%	-20.00%
-30%	N/A	-20.50%	-30.00%
-40%	N/A	-30.50%	-40.00%
-50%	N/A	-40.50%	-50.00%
-60%	N/A	-50.50%	-60.00%
-70%	N/A	-60.50%	-70.00%
-80%	N/A	-70.50%	-80.00%
-90%	N/A	-80.50%	-90.00%
-100%	N/A	-90.50%	-100.00%

FWP-14

JetBlue Airways Corporation

According to publicly available information, Jetblue Airways Corporation (the “Company”) is a low-cost passenger airline that provides high-quality customer service at low fares primarily on point-to-point routes. As of February 14, 2006, the Company operated a total of 369 daily flights. The Company currently serves 34 destinations in 15 states, Puerto Rico, the Dominican Republic and The Bahamas. For the year ended December 31, 2005, the Company was the 9th largest passenger carrier in the United States based on revenue passenger miles.

The linked share’s SEC file number is 000-49728.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$16.34	$11.10	$13.50
September 30, 2002	$14.39	$10.67	$11.95
December 31, 2002	$12.59	$8.81	$12.00
March 31, 2003	$13.32	$10.29	$12.32
June 30, 2003	$19.02	$12.11	$18.80
September 30, 2003	$27.82	$18.36	$27.10
December 31, 2003	$31.43	$16.97	$17.68
March 31, 2004	$19.58	$13.53	$16.86
June 30, 2004	$20.66	$16.01	$19.59
September 30, 2004	$19.58	$13.40	$13.95
December 31, 2004	$17.54	$13.25	$15.48
March 31, 2005	$15.64	$11.37	$12.69
June 30, 2005	$15.63	$12.04	$13.63
September 30, 2005	$15.23	$11.39	$11.73
December 30, 2005	$16.85	$11.34	$15.38
March 31, 2006	$14.91	$9.65	$10.72
June 30, 2006	$12.92	$8.93	$12.14
September 29, 2006	$12.65	$9.23	$9.27
January 4, 2007*	$15.60	$9.15	$15.38

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JBLU

Initial price: $15.38

Protection level: 70.00%

Protection price: $10.77

Physical delivery amount: 65($1,000/Initial price)

Fractional shares: 0.019506

Coupon: 15.00% per annum

Maturity: July 31, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.50

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%

0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.50%	2.50%	-5.00%
-10%	7.50%	-2.50%	-10.00%
-20%	7.50%	-12.50%	-20.00%
-30%	7.50%	-22.50%	-30.00%
-40%	N/A	-32.50%	-40.00%
-50%	N/A	-42.50%	-50.00%
-60%	N/A	-52.50%	-60.00%
-70%	N/A	-62.50%	-70.00%
-80%	N/A	-72.50%	-80.00%
-90%	N/A	-82.50%	-90.00%
-100%	N/A	-92.50%	-100.00%

FWP-15

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 62 offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 43 jackups and three submersibles. The fleet count includes two new F&G JU-2000E enhanced premium jackups under construction. In addition, the Company provides technologically advanced drilling-related products and services, including labor contract drilling services, well site and project management services, and engineering services.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$54.00	$37.25	$46.16
June 29, 2001	$50.01	$30.87	$32.75
September 28, 2001	$33.75	$20.80	$24.00
December 31, 2001	$35.62	$22.85	$34.04
March 29, 2002	$41.99	$28.19	$41.39
June 28, 2002	$45.95	$37.50	$38.60
September 30, 2002	$39.00	$27.00	$31.00
December 31, 2002	$37.87	$29.30	$35.15
March 31, 2003	$38.40	$31.18	$31.42
June 30, 2003	$37.80	$30.46	$34.30
September 30, 2003	$36.61	$31.95	$33.99
December 31, 2003	$37.46	$32.75	$35.78
March 31, 2004	$42.90	$35.00	$38.42
June 30, 2004	$39.69	$33.53	$37.89
September 30, 2004	$46.48	$35.32	$44.95
December 31, 2004	$50.54	$42.77	$49.74
March 31, 2005	$59.09	$47.04	$56.21
June 30, 2005	$64.60	$48.82	$61.51
September 30, 2005	$72.72	$59.86	$68.46
December 30, 2005	$75.63	$57.14	$70.54
March 31, 2006	$84.95	$69.06	$81.10
June 30, 2006	$86.16	$62.47	$74.42
September 29, 2006	$77.26	$60.92	$64.18
January 4, 2007*	$82.31	$58.51	$70.77

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $70.77

Protection level: 75.00%

Protection price: $53.08

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.130281

Coupon: 9.50% per annum

Maturity: July 31, 2007

Dividend yield: 0.23% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.75%	100.12%
+90%	4.75%	90.12%
+80%	4.75%	80.12%
+70%	4.75%	70.12%
+60%	4.75%	60.12%
+50%	4.75%	50.12%
+40%	4.75%	40.12%
+30%	4.75%	30.12%
+20%	4.75%	20.12%
+10%	4.75%	10.12%
+5%	4.75%	5.12%

0%	4.750%	0.12%

FWP-16

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.88%
-10%	4.75%	-5.25%	-9.88%
-20%	4.75%	-15.25%	-19.88%
-30%	N/A	-25.25%	-29.88%
-40%	N/A	-35.25%	-39.88%
-50%	N/A	-45.25%	-49.88%
-60%	N/A	-55.25%	-59.88%
-70%	N/A	-65.25%	-69.88%
-80%	N/A	-75.25%	-79.88%
-90%	N/A	-85.25%	-89.88%
-100%	N/A	-95.25%	-99.88%

The Sherwin-Williams Company

According to publicly available information, The Sherwin-Williams Company (the “Company”), founded in 1866 and incorporated in Ohio in 1884, is engaged in the manufacture, distribution and sale of paint, coatings and related products to professional, industrial, commercial and retail customers primarily in North and South America. The Company’s executive offices are located in Cleveland, Ohio.

The linked share’s SEC file number is 033-28585.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$27.25	$23.52	$25.48
June 29, 2001	$26.51	$19.80	$22.20
September 28, 2001	$23.87	$19.95	$22.22
December 31, 2001	$28.23	$21.27	$27.50
March 29, 2002	$29.65	$23.50	$28.48
June 28, 2002	$33.24	$27.65	$29.93
September 30, 2002	$30.46	$22.70	$23.68
December 31, 2002	$29.23	$21.75	$28.25
March 31, 2003	$29.25	$24.42	$26.43
June 30, 2003	$28.55	$26.16	$26.88
September 30, 2003	$30.75	$26.47	$29.41
December 31, 2003	$34.77	$29.39	$34.74
March 31, 2004	$38.54	$32.95	$38.43
June 30, 2004	$41.63	$35.55	$41.55
September 30, 2004	$44.11	$37.95	$43.96
December 31, 2004	$45.61	$40.36	$44.63
March 31, 2005	$46.50	$42.25	$43.99
June 30, 2005	$47.26	$41.44	$47.09
September 30, 2005	$48.84	$40.92	$44.07
December 30, 2005	$46.67	$40.47	$45.42
March 31, 2006	$54.12	$37.50	$49.44
June 30, 2006	$53.32	$45.13	$47.48
September 29, 2006	$57.35	$44.08	$55.78
January 4, 2007*	$64.74	$55.16	$63.05

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SHW

Initial price: $63.05

Protection level: 85.00%

Protection price: $53.59

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.860428

Coupon: 9.25% per annum

Maturity: July 31, 2007

Dividend yield: 1.59% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.625%		100.80%
+90%	4.625%		90.80%
+80%	4.625%		80.80%
+70%	4.625%		70.80%
+60%	4.625%		60.80%
+50%	4.625%		50.80%
+40%	4.625%		40.80%
+30%	4.625%		30.80%
+20%	4.625%		20.80%
+10%	4.625%		10.80%
+5%	4.625%		5.80%

0%	4.625%		0.80%

	Protection Price Ever Breached?
	NO	YES
-5%	4.625%	-0.375%	-4.20%
-10%	4.625%	-5.375%	-9.20%
-20%	N/A	-15.375%	-19.20%
-30%	N/A	-25.375%	-29.20%
-40%	N/A	-35.375%	-39.20%
-50%	N/A	-45.375%	-49.20%
-60%	N/A	-55.375%	-59.20%
-70%	N/A	-65.375%	-69.20%
-80%	N/A	-75.375%	-79.20%
-90%	N/A	-85.375%	-89.20%
-100%	N/A	-95.375%	-99.20%

FWP-17

Schlumberger N.V.

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1927 and incorporated under the laws of the Netherlands Antilles, is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2005, the Company employed more than 60,000 people of over 140 nationalities operating in more than 80 countries. The Company has principal executive offices in New York, Paris, and The Hague. The Company consists of two business segments: Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international oil and gas industry. WesternGeco, 70% owned by the Company and 30% owned by Baker Hughes, is a surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$41.41	$28.65	$28.81
June 29, 2001	$34.63	$25.58	$26.33
September 28, 2001	$28.45	$20.42	$22.85
December 31, 2001	$28.37	$21.03	$27.48
March 29, 2002	$31.22	$24.58	$29.41
June 28, 2002	$29.90	$23.15	$23.25
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
January 4, 2007*	$69.30	$56.85	$59.30

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $59.30

Protection level: 80.00%

Protection price: $47.44

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.863406

Coupon: 11.50% per annum

Maturity: July 31, 2007

Dividend yield: 0.84% per annum

Coupon amount monthly: $9.58

FWP-18

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.75%		100.42%
+90%	5.75%		90.42%
+80%	5.75%		80.42%
+70%	5.75%		70.42%
+60%	5.75%		60.42%
+50%	5.75%		50.42%
+40%	5.75%		40.42%
+30%	5.75%		30.42%
+20%	5.75%		20.42%
+10%	5.75%		10.42%
+5%	5.75%		5.42%

0%	5.75%		0.42%

	Protection Price Ever Breached?
	NO	YES
-5%	5.75%	0.75%	-4.58%
-10%	5.75%	-4.25%	-9.58%
-20%	5.75%	-14.25%	-19.58%
-30%	N/A	-24.25%	-29.58%
-40%	N/A	-34.25%	-39.58%
-50%	N/A	-44.25%	-49.58%
-60%	N/A	-54.25%	-59.58%
-70%	N/A	-64.25%	-69.58%
-80%	N/A	-74.25%	-79.58%
-90%	N/A	-84.25%	-89.58%
-100%	N/A	-94.25%	-99.58%

SanDisk Corporation

According to publicly available information, SanDisk Corporation (the “Company”) designs, develops and markets flash storage card products used for a wide variety of consumer electronics products such as digital cameras, mobile phones, Universal Serial Bus, or USB, drives, gaming devices, MP3 players and other digital consumer devices. Flash storage allows data to be stored in a compact format that retains the data for an extended period of time after the power has been turned off. The Company currently focuses primarily on five consumer electronics markets: imaging, mobile phones, USB flash drives, gaming devices and digital audio players.

The linked share’s SEC file number is 0-26734.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$24.34	$9.31	$10.19
June 29, 2001	$15.00	$8.63	$13.95
September 28, 2001	$13.97	$4.31	$4.93
December 31, 2001	$9.15	$4.53	$7.20
March 29, 2002	$11.11	$6.22	$10.85
June 28, 2002	$11.70	$4.80	$6.20
September 30, 2002	$9.05	$5.53	$6.56
December 31, 2002	$14.60	$6.00	$10.15
March 31, 2003	$12.20	$7.40	$8.41
June 30, 2003	$21.10	$8.21	$20.18
September 30, 2003	$34.08	$19.75	$31.87
December 31, 2003	$43.15	$26.60	$30.57
March 31, 2004	$36.34	$23.49	$28.37
June 30, 2004	$33.25	$19.79	$21.69
September 30, 2004	$29.60	$19.29	$29.12
December 31, 2004	$31.95	$19.67	$24.97
March 31, 2005	$28.42	$20.25	$27.80
June 30, 2005	$29.03	$23.56	$23.73
September 30, 2005	$48.58	$23.41	$48.25
December 30, 2005	$65.49	$45.69	$62.82
March 31, 2006	$79.80	$52.16	$57.52
June 30, 2006	$66.20	$49.18	$50.98
September 29, 2006	$60.94	$37.34	$53.54
January 4, 2007*	$62.24	$40.96	$42.21

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SNDK

Initial price: $42.21

Protection level: 75.00%

Protection price: $31.66

Physical delivery amount: 23($1,000/Initial price)

FWP-19

Fractional shares: 0.691068

Coupon: 18.50% per annum

Maturity: July 31, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.42

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.25%		100.00%
+90%	9.25%		90.00%
+80%	9.25%		80.00%
+70%	9.25%		70.00%
+60%	9.25%		60.00%
+50%	9.25%		50.00%
+40%	9.25%		40.00%
+30%	9.25%		30.00%
+20%	9.25%		20.00%
+10%	9.25%		10.00%
+5%	9.25%		5.00%

0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	9.25%	4.25%	-5.00%
-10%	9.25%	-0.75%	-10.00%
-20%	9.25%	-10.75%	-20.00%
-30%	N/A	-20.75%	-30.00%
-40%	N/A	-30.75%	-40.00%
-50%	N/A	-40.75%	-50.00%
-60%	N/A	-50.75%	-60.00%
-70%	N/A	-60.75%	-70.00%
-80%	N/A	-70.75%	-80.00%
-90%	N/A	-80.75%	-90.00%
-100%	N/A	-90.75%	-100.00%

USG Corporation

According to publicly available information, USG Corporation (the “Company”), through its subsidiaries, engages in the manufacture and distribution of building materials worldwide. It offers gypsum and related products, including gypsum wallboards and construction plaster products used in various building applications to finish the interior walls, ceilings, and floors in residential, commercial, and institutional construction, as well as in certain industrial applications. The Company also provides gypsum-based products for agricultural and industrial customers for use in various applications, such as soil conditioning, road repair, fireproofing, and ceramics. The Company markets its gypsum and related products primarily in North America. The Company manufactures and markets interior systems products, including ceiling grid and acoustical ceiling tiles, which are primarily used in commercial applications worldwide.

The linked share’s SEC file number is 1-8864.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$19.16	$11.25	$11.83
June 29, 2001	$11.83	$2.21	$3.27
September 28, 2001	$4.95	$2.83	$2.89
December 31, 2001	$4.89	$2.79	$4.43
March 29, 2002	$7.05	$4.42	$5.42
June 28, 2002	$6.19	$4.26	$5.54
September 30, 2002	$5.42	$3.09	$3.10
December 31, 2002	$6.97	$2.56	$6.54
March 31, 2003	$7.00	$2.93	$3.22
June 30, 2003	$17.26	$3.22	$14.71
September 30, 2003	$18.36	$10.10	$13.35
December 31, 2003	$14.52	$10.99	$12.83
March 31, 2004	$15.61	$11.97	$13.54
June 30, 2004	$14.59	$9.52	$13.61
September 30, 2004	$15.37	$12.55	$14.11
December 31, 2004	$32.21	$14.12	$31.18
March 31, 2005	$31.67	$20.79	$25.67
June 30, 2005	$38.46	$23.30	$32.91
September 30, 2005	$54.97	$31.41	$53.21
December 30, 2005	$53.79	$43.67	$50.33
March 31, 2006	$76.66	$49.59	$73.52
June 30, 2006	$94.22	$50.58	$56.47
September 29, 2006	$57.45	$43.68	$47.04
January 4, 2007*	$58.49	$46.00	$53.68

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

FWP-20

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USG

Initial price: $53.68

Protection level: 80.00%

Protection price: $42.94

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.628912

Coupon: 10.75% per annum

Maturity: July 31, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.96

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.375%		100.00%
+90%	5.375%		90.00%
+80%	5.375%		80.00%
+70%	5.375%		70.00%
+60%	5.375%		60.00%
+50%	5.375%		50.00%
+40%	5.375%		40.00%
+30%	5.375%		30.00%
+20%	5.375%		20.00%
+10%	5.375%		10.00%
+5%	5.375%		5.00%

0%	5.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.375%	0.375%	-5.00%
-10%	5.375%	-4.625%	-10.00%
-20%	5.375%	-14.625%	-20.00%
-30%	N/A	-24.625%	-30.00%
-40%	N/A	-34.625%	-40.00%
-50%	N/A	-44.625%	-50.00%
-60%	N/A	-54.625%	-60.00%
-70%	N/A	-64.625%	-70.00%
-80%	N/A	-74.625%	-80.00%
-90%	N/A	-84.625%	-90.00%
-100%	N/A	-94.625%	-100.00%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 18 refineries located in the United States, Canada and Aruba that produce refined products such as reformulated gasoline, gasoline meeting the specifications of the California Air Resources Board (“CARB”), CARB diesel fuel, low-sulfur diesel fuel and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants and other refined products. The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through a bulk and rack marketing network. The Company also sells refined products through a network of approximately 5,000 retail and wholesale branded outlets in the United States, Canada and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$9.78	$7.88	$8.88
June 29, 2001	$13.13	$8.75	$9.20
September 28, 2001	$11.02	$8.03	$8.78
December 31, 2001	$10.11	$8.53	$9.53
March 29, 2002	$12.46	$9.25	$12.38
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
January 4, 2007*	$57.09	$47.52	$48.89

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

FWP-21

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $48.89

Protection level: 80.00%

Protection price: $39.11

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.454081

Coupon: 11.50% per annum

Maturity: July 31, 2007

Dividend yield: 0.61% per annum

Coupon amount monthly: $9.58

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.75%		100.31%
+90%	5.75%		90.31%
+80%	5.75%		80.31%
+70%	5.75%		70.31%
+60%	5.75%		60.31%
+50%	5.75%		50.31%
+40%	5.75%		40.31%
+30%	5.75%		30.31%
+20%	5.75%		20.31%
+10%	5.75%		10.31%
+5%	5.75%		5.31%

0%	5.75%		0.31%

	Protection Price Ever Breached?
	NO	YES
-5%	5.75%	0.75%	-4.69%
-10%	5.75%	-4.25%	-9.69%
-20%	5.75%	-14.25%	-19.69%
-30%	N/A	-24.25%	-29.69%
-40%	N/A	-34.25%	-39.69%
-50%	N/A	-44.25%	-49.69%
-60%	N/A	-54.25%	-59.69%
-70%	N/A	-64.25%	-69.69%
-80%	N/A	-74.25%	-79.69%
-90%	N/A	-84.25%	-89.69%
-100%	N/A	-94.25%	-99.69%

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products. As of September 24, 2006, the Company operated 186 stores organized into 11 geographic operating regions, each with its own leadership team: 177 stores in 31 U.S. states and the District of Columbia; three stores in Canada; and six stores in the United Kingdom.

The Company was founded in 1978 and is based in Austin, Texas and conducts business through various wholly-owned subsidiaries. The Company and its subsidiaries operate in one reportable segment, natural and organic foods supermarkets.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$15.34	$10.00	$10.53
June 29, 2001	$14.71	$9.73	$13.55
September 28, 2001	$17.94	$12.75	$15.71
December 31, 2001	$23.25	$14.82	$21.78
March 29, 2002	$23.75	$18.75	$22.85
June 28, 2002	$25.59	$20.71	$24.11
September 30, 2002	$24.80	$17.74	$21.42
December 31, 2002	$27.30	$20.26	$26.37
March 31, 2003	$29.09	$22.39	$27.82
June 30, 2003	$31.12	$23.27	$23.77
September 30, 2003	$28.12	$22.89	$27.59
December 31, 2003	$33.82	$27.60	$33.57
March 31, 2004	$39.62	$32.96	$37.48
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23

FWP-22

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
January 4, 2007*	$66.25	$45.27	$46.99

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $46.99

Protection level: 80.00%

Protection price: $37.59

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.281124

Coupon: 12.25% per annum

Maturity: July 31, 2007

Dividend yield: 5.53% per annum

Coupon amount monthly: $10.21

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.125%		102.77%
+90%	6.125%		92.77%
+80%	6.125%		82.77%
+70%	6.125%		72.77%
+60%	6.125%		62.77%
+50%	6.125%		52.77%
+40%	6.125%		42.77%
+30%	6.125%		32.77%
+20%	6.125%		22.77%
+10%	6.125%		12.77%
+5%	6.125%		7.77%

0%	6.125%		2.77%

	Protection Price Ever Breached?
	NO	YES
-5%	6.125%	1.125%	-2.23%
-10%	6.125%	-3.875%	-7.23%
-20%	6.125%	-13.875%	-17.23%
-30%	N/A	-23.875%	-27.23%
-40%	N/A	-33.875%	-37.23%
-50%	N/A	-43.875%	-47.23%
-60%	N/A	-53.875%	-57.23%
-70%	N/A	-63.875%	-67.23%
-80%	N/A	-73.875%	-77.23%
-90%	N/A	-83.875%	-87.23%
-100%	N/A	-93.875%	-97.23%

Exxon Mobil Corporation

According to publicly available information, Exxon Mobil Corporation (the “Company”), formerly named Exxon Corporation, was incorporated in the State of New Jersey in 1882. Divisions and affiliated companies of the Company operate or market products in the United States and about 200 other countries and territories. Their principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The Company is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. The Company also has interests in electric power generation facilities. Affiliates of the Company conduct extensive research programs in support of these businesses.

The linked share’s SEC file number is 001-02256.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$44.88	$37.63	$40.50
June 29, 2001	$45.84	$38.51	$43.68
September 28, 2001	$44.40	$35.01	$39.40
December 31, 2001	$42.70	$36.41	$39.30
March 29, 2002	$44.29	$37.80	$43.83
June 28, 2002	$44.54	$38.50	$40.92
September 30, 2002	$41.10	$29.86	$31.90

FWP-23

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	$36.50	$32.03	$34.94
March 31, 2003	$36.60	$31.58	$34.95
June 30, 2003	$38.45	$34.20	$35.91
September 30, 2003	$38.50	$34.90	$36.60
December 31, 2003	$41.13	$35.05	$41.00
March 31, 2004	$43.40	$39.91	$41.59
June 30, 2004	$45.53	$41.46	$44.41
September 30, 2004	$49.62	$44.20	$48.33
December 31, 2004	$52.05	$48.20	$51.26
March 31, 2005	$64.35	$49.25	$59.60
June 30, 2005	$61.72	$52.80	$57.47
September 30, 2005	$65.96	$57.60	$63.54
December 30, 2005	$63.89	$54.51	$56.17
March 31, 2006	$63.95	$56.87	$60.86
June 30, 2006	$65.00	$56.65	$61.35
September 29, 2006	$71.22	$61.64	$67.10
January 4, 2007*	$79.00	$64.84	$72.72

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XOM

Initial price: $72.72

Protection level: 90.00%

Protection price: $65.45

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.751375

Coupon: 9.00% per annum

Maturity: July 31, 2007

Dividend yield: 1.76% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.50%		100.88%
+90%	4.50%		90.88%
+80%	4.50%		80.88%
+70%	4.50%		70.88%
+60%	4.50%		60.88%
+50%	4.50%		50.88%
+40%	4.50%		40.88%
+30%	4.50%		30.88%
+20%	4.50%		20.88%
+10%	4.50%		10.88%
+5%	4.50%		5.88%

0%	4.50%		0.88%

	Protection Price Ever Breached?
	NO	YES
-5%	4.50%	-0.50%	-4.12%
-10%	4.50%	-5.50%	-9.12%
-20%	N/A	-15.50%	-19.12%
-30%	N/A	-25.50%	-29.12%
-40%	N/A	-35.50%	-39.12%
-50%	N/A	-45.50%	-49.12%
-60%	N/A	-55.50%	-59.12%
-70%	N/A	-65.50%	-69.12%
-80%	N/A	-75.50%	-79.12%
-90%	N/A	-85.50%	-89.12%
-100%	N/A	-95.50%	-99.12%

Companhia Vale do Rio Doce (ADS)

According to publicly available information, Companhia Vale do Rio Doce (the “Company”) is the world’s largest producer and exporter of iron ore and pellets, the largest metals and mining company in the Americas and one of the largest private sector companies in Latin America by market capitalization. The Company holds exploration claims that cover 8.7 million hectares (21.5 million acres) in Brazil, and 19.8 million hectares (48.9 million acres) in Angola, Argentina, Australia, Chile, Gabon, Guinea, Mongolia, Mozambique, Peru and South Africa. The Company operates large logistics systems, including railroads and ports that are integrated with its mining operations. Directly and through affiliates and joint ventures,it has major investments in the aluminum-related, energy and steel businesses. The Company is investing in copper, nickel and coal exploration, and its first copper mine began operations in June 2004.

The linked share’s SEC file number is 001-15030.

FWP-24

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$4.63	$4.25	$4.57
June 28, 2002	$5.07	$4.25	$4.61
September 30, 2002	$4.61	$3.67	$3.79
December 31, 2002	$4.92	$3.61	$4.82
March 31, 2003	$4.95	$4.25	$4.49
June 30, 2003	$5.15	$4.45	$4.94
September 30, 2003	$7.02	$4.94	$6.80
December 31, 2003	$9.98	$6.82	$9.75
March 31, 2004	$10.58	$8.28	$9.15
June 30, 2004	$9.52	$6.88	$7.93
September 30, 2004	$11.38	$7.70	$11.24
December 31, 2004	$14.63	$10.12	$14.51
March 31, 2005	$18.30	$12.72	$15.81
June 30, 2005	$16.50	$12.51	$14.64
September 30, 2005	$22.46	$14.55	$21.93
December 30, 2005	$22.95	$18.35	$20.57
March 31, 2006	$25.77	$20.84	$24.27
June 30, 2006	$29.09	$19.63	$24.04
September 29, 2006	$24.54	$19.17	$21.56
January 4, 2007*	$30.54	$20.68	$28.47

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIO

Initial price: $28.47

Protection level: 85.00%

Protection price: $24.20

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.124693

Coupon: 12.75% per annum

Maturity: July 31, 2007

Dividend yield: 1.89% per annum

Coupon amount monthly: $10.63

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.375%		100.95%
+90%	6.375%		90.95%
+80%	6.375%		80.95%
+70%	6.375%		70.95%
+60%	6.375%		60.95%
+50%	6.375%		50.95%
+40%	6.375%		40.95%
+30%	6.375%		30.95%
+20%	6.375%		20.95%
+10%	6.375%		10.95%
+5%	6.375%		5.95%

0%	6.375%		0.95%

	Protection Price Ever Breached?
	NO	YES
-5%	6.375%	1.375%	-4.05%
-10%	6.375%	-3.625%	-9.05%
-20%	N/A	-13.625%	-19.05%
-30%	N/A	-23.625%	-29.05%
-40%	N/A	-33.625%	-39.05%
-50%	N/A	-43.625%	-49.05%
-60%	N/A	-53.625%	-59.05%
-70%	N/A	-63.625%	-69.05%
-80%	N/A	-73.625%	-79.05%
-90%	N/A	-83.625%	-89.05%
-100%	N/A	-93.625%	-99.05%

Banco Bradesco S.A. (ADS)

According to publicly available information, Banco Bradesco S.A. (Bank Bradesco) (the “Company”), as of December 2005, is the largest private-sector (non-government-controlled) bank in Brazil in terms of total net worth. The Company provides a wide range of banking and financial products and services in Brazil and abroad to individuals, small to mid-sized companies and major local and international corporations and institutions. The Company has an extensive private-sector branch and service network in Brazil, permitting it to reach a diverse customer base. Its services and products encompass banking operations such as lending and deposit-taking, credit card issuance, consortiums, insurance, leasing, payment collection and processing, pension plans, asset management and brokerage services.

FWP-25

The linked share’s SEC file number is 1-15250.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$8.75	$7.55	$8.57
March 29, 2002	$10.55	$8.07	$10.09
June 28, 2002	$11.23	$6.07	$6.58
September 30, 2002	$6.85	$3.22	$3.53
December 31, 2002	$5.40	$3.27	$4.97
March 31, 2003	$5.92	$4.44	$5.73
June 30, 2003	$7.17	$5.78	$6.23
September 30, 2003	$7.57	$6.00	$6.72
December 31, 2003	$8.96	$6.69	$8.80
March 31, 2004	$9.31	$7.49	$8.03
June 30, 2004	$8.37	$5.83	$7.66
September 30, 2004	$8.78	$7.16	$8.78
December 31, 2004	$12.68	$8.82	$12.53
March 31, 2005	$16.83	$10.93	$14.50
June 30, 2005	$18.25	$14.26	$17.70
September 30, 2005	$24.63	$15.94	$24.46
December 30, 2005	$35.39	$23.07	$29.15
March 31, 2006	$43.79	$29.37	$35.91
June 30, 2006	$40.22	$24.69	$31.09
September 29, 2006	$34.74	$27.90	$33.35
January 4, 2007*	$41.87	$32.74	$41.73

*	High, low and closing prices are for the period starting October 2, 2006 and ending January 4, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBD

Initial price: $41.73

Protection level: 85.00%

Protection price: $35.47

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.963575

Coupon: 12.00% per annum

Maturity: July 31, 2007

Dividend yield: 3.48% per annum

Coupon amount monthly: $10.00

Table of Hypothetical Values at Maturity

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.00%		101.74%
+90%	6.00%		91.74%
+80%	6.00%		81.74%
+70%	6.00%		71.74%
+60%	6.00%		61.74%
+50%	6.00%		51.74%
+40%	6.00%		41.74%
+30%	6.00%		31.74%
+20%	6.00%		21.74%
+10%	6.00%		11.74%
+5%	6.00%		6.74%

0%	6.00%		1.74%

	Protection Price Ever Breached?
	NO	YES
-5%	6.00%	1.00%	-3.26%
-10%	6.00%	-4.00%	-8.26%
-20%	N/A	-14.00%	-18.26%
-30%	N/A	-24.00%	-28.26%
-40%	N/A	-34.00%	-38.26%
-50%	N/A	-44.00%	-48.26%
-60%	N/A	-54.00%	-58.26%
-70%	N/A	-64.00%	-68.26%
-80%	N/A	-74.00%	-78.26%
-90%	N/A	-84.00%	-88.26%
-100%	N/A	-94.00%	-98.26%

FWP-26